Amalgamated Financial Corp. Reports First Quarter 2024 Financial Results; Stellar Deposit Growth; Net Interest Margin Rises to 3.49% Common Equity Tier 1 Capital Ratio of 13.68% | Return on Average Assets of 1.36% NEW YORK, April 25, 2024 – (Globe Newswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the first quarter ended March 31, 2024. First Quarter 2024 Highlights (on a linked quarter basis) • Net income of $27.2 million, or $0.89 per diluted share, compared to $22.7 million, or $0.74 per diluted share. • Core net income1 of $25.6 million, or $0.83 per diluted share, compared to $22.1 million, or $0.72 per diluted share. Deposits and Liquidity • Total deposits increased $293.8 million, or 4.2%, to $7.3 billion including an $80.0 million decline in Brokered CDs. • Excluding Brokered CDs, on-balance sheet deposits increased $373.8 million, or 5.5%, to $7.1 billion. • Political deposits increased $250.4 million, or 21%, to $1.4 billion. • Off-balance sheet deposits totaled $456.8 million, comprised primarily of transactional political deposits and transitional deposits scheduled for our Trust business. • Average cost of deposits, excluding Brokered CDs, increased 11 basis points to 136 basis points for the quarter, where non-interest-bearing deposits comprised 44.5% of total deposits, nearly identical to the prior quarter. Assets and Margin • Net loans receivable increased $13.8 million, or 0.3%, to $4.4 billion. • Total PACE assessments grew $10.1 million, or 0.9%, to $1.1 billion. • Net interest income grew $0.7 million, or 1.1%, to $68.0 million. • Net interest margin expanded 5 basis points to 3.49%. Capital and Returns • Leverage ratio of 8.29%, increasing 22 basis points, and Common Equity Tier 1 ratio of 13.68%. • Tangible common equity1 ratio of 7.41%, representing the sixth consecutive quarter of improvement. • Tangible book value per share1 increased $0.99, or 5.3%, to $19.73. • Strong core return on average tangible common equity1 of 17.59%. Share Repurchase • Repurchased approximately 10,000 shares, or $0.2 million of common stock under the Company’s $40 million share repurchase program announced in the first quarter of 2022, with $19.5 million of remaining capacity. Priscilla Sims Brown, President and Chief Executive Officer, commented, “Our first quarter results show Amalgamated as a banking industry leader and we proved once again that our unique and valuable business model is well positioned to thrive in varying economic conditions. This clearly separates Amalgamated from our peers and affirms my incredible optimism for the future.” 1 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on our website, www.amalgamatedbank.com.

First Quarter Earnings Net income for the first quarter of 2024 was $27.2 million, or $0.89 per diluted share, compared to $22.7 million, or $0.74 per diluted share, for the fourth quarter of 2023. The $4.5 million increase during the quarter was primarily driven by a $2.2 million decrease in provision for credit losses, a $1.2 million decrease in income tax expense, a $0.8 million increase in non-interest income, and a $0.7 million increase in net interest income. Core net income1 for the first quarter of 2024 was $25.6 million, or $0.83 per diluted share, compared to $22.1 million, or $0.72 per diluted share, for the fourth quarter of 2023. Excluded from core net income for the quarter, pre-tax, was $2.9 million of ICS One-Way Sell fee income, $2.8 million of losses on the sale of securities, $1.8 million of tax credits from solar tax equity investments, $0.5 million in gains on the settlement of a lease termination, and $0.2 million in severance costs. Excluded from core net income for the fourth quarter of 2023, pre-tax, was $2.3 million of losses on the sale of securities and $3.3 million of tax credits from our solar tax equity investments. Net interest income was $68.0 million for the first quarter of 2024, compared to $67.3 million for the fourth quarter of 2023. Loan interest income increased $0.4 million driven by a $19.5 million increase in average loan balances coupled with an 8 basis point increase in loan yields. Interest income on securities decreased $0.7 million driven by a decrease in the average balance of securities of $5.4 million. Interest income on resell agreements increased $1.1 million driven by a $62.2 million increase in the average balance and a 32 basis point increase in yields. The increase in interest income was offset by higher interest expense on total interest-bearing deposits of $0.6 million driven by an 18 basis point increase in cost offset by a decrease in the average balance of total interest-bearing deposits of $152.4 million. The changes in deposit costs were primarily related to increased rates on select non-time deposit products and a 29 basis point increase in the cost of time deposits. The decrease in the average balance of interest-bearing deposits was primarily driven by a decrease in the average balance of higher cost brokered deposits of $119.1 million. Net interest margin was 3.49% for the first quarter of 2024, an increase of 5 basis points from 3.44% in the fourth quarter of 2023. The increase is largely due to increased yields on increased loan related average balances. In addition, $81.2 million in short-term resell agreements were deployed to utilize excess deposit liquidity. Prepayment penalties had no impact on our net interest margin in the first quarter of 2024, which is the same as in the prior quarter. Provision for credit losses totaled an expense of $1.6 million for the first quarter of 2024 compared to an expense of $3.8 million in the fourth quarter of 2023. The expense in the first quarter is primarily driven by increases in specific loan reserves, charge-offs on the solar loan portfolio, and an increase in reserve for multifamily loans to reflect the current market repricing conditions, offset by improvements in macro-economic forecasts used in the CECL model. Non-interest income was $10.2 million for the first quarter of 2024, compared to $9.4 million in the fourth quarter of 2023. Core non-interest income1 was $8.3 million for the first quarter of 2024, compared to $8.5 million in the fourth quarter of 2023. The decrease was primarily related to lower BOLI income and commercial banking fees, offset by an increase from fees from our treasury investment services. Non-interest expense for the first quarter of 2024 was $38.2 million, an increase of $0.4 million from the fourth quarter of 2023. Core non-interest expense1 for the first quarter of 2024 was $38.5 million, an increase of $0.8 million from the fourth quarter of 2023. This was mainly driven by a $1.1 million increase in compensation and employee benefits expense due to select differential investments in employees as well as increased payroll taxes. Our provision for income tax expense was $11.3 million for the first quarter of 2024, compared to $12.5 million for the fourth quarter of 2023. In the prior quarter a state and city tax examination resulted in a $3.3 million adjustment, while the conclusion of the analysis in the first quarter of 2024 resulted in an adjustment of $0.9 million. Excluding the tax adjustment, our effective tax rate for the first quarter of 2024 was 26.9%, compared to 26.2% for the fourth quarter of 2023. 2

Balance Sheet Quarterly Summary Total assets were $8.1 billion at March 31, 2024, compared to $8.0 billion at December 31, 2023, in line with our strategy to keep our balance sheet growth flat. Notable changes within individual balance sheet line items include an $81.2 million increase in resell agreements, a $64.6 million increase in cash and cash equivalents, a $22.1 million increase in securities, and a $13.8 million increase in net loans receivable. Additionally, deposits excluding Brokered CDs increased by $373.8 million while Brokered CDs decreased $80.0 million, and other borrowings decreased by $165.3 million. Our off-balance sheet deposits increased $153.7 million, or 51%, to $456.8 million. Total net loans receivable, at March 31, 2024 were $4.4 billion, an increase of $13.8 million, or 0.3% for the quarter. The increase in loans is primarily driven by a $27.3 million increase in multifamily loans, and a $3.1 million increase in commercial and industrial loans, offset by a $9.8 million decrease in consumer solar loans, and a $6.3 million decrease in residential loans. During the quarter, criticized or classified loans decreased $9.0 million largely related to the payoff of $7.0 million of commercial and industrial loans and an upgrade of $3.0 million of commercial and industrial loans. Total deposits at March 31, 2024 were $7.3 billion, an increase of $293.8 million, or 4.2%, during the quarter. Total deposits excluding Brokered CDs increased by $373.8 million to $7.1 billion, or a 5.5% increase. Deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $1.4 billion as of March 31, 2024, an increase of $250.4 million during this quarter, of which a substantial portion were moved off-balance sheet. Non-interest-bearing deposits represented 44% of average total deposits and 44% of ending total deposits for the quarter, contributing to an average cost of total deposits of 146 basis points. Super-core deposits2 totaled approximately $4.0 billion, had a weighted average life of 17 years, and comprised 55% of total deposits, excluding Brokered CDs. Total uninsured deposits were $4.1 billion, comprising 56% of total deposits. Excluding uninsured super-core deposits of approximately $2.9 billion, remaining uninsured deposits were approximately 16%-19% of total deposits with immediate liquidity coverage of 323%. Nonperforming assets totaled $34.0 million, or 0.42% of period-end total assets at March 31, 2024, a decrease of $0.2 million, compared with $34.2 million, or 0.43% on a linked quarter basis. The decrease in nonperforming assets was primarily driven by a $2.5 million decrease in residential real estate nonaccrual loans, offset by a $1.2 million increase in commercial and industrial nonaccrual loans, and a $1.2 million increase in consumer solar nonaccrual loans. During the quarter, the allowance for credit losses on loans decreased $1.3 million to $64.4 million. The ratio of allowance to total loans was 1.46%, a decrease of 3 basis points from 1.49% in the fourth quarter of 2023. Capital Quarterly Summary As of March 31, 2024, our Common Equity Tier 1 Capital ratio was 13.68%, Total Risk-Based Capital ratio was 16.35%, and Tier-1 Leverage Capital ratio was 8.29%, compared to 12.98%, 15.64% and 8.07%, respectively, as of December 31, 2023. Stockholders’ equity at March 31, 2024 was $616.9 million, an increase of $31.5 million during the quarter. The increase in stockholders’ equity was primarily driven by $27.2 million of net income for the quarter and a $7.1 million improvement in accumulated other comprehensive loss due to the tax effected mark-to-market on our available for sale securities portfolio, offset by $3.1 million in dividends paid at $0.10 per outstanding share, and $0.2 million of common stock repurchases. Tangible book value per share was $19.73 as of March 31, 2024 compared to $18.74 as of December 31, 2023. Tangible common equity improved to 7.41% of tangible assets, compared to 7.16% as of December 31, 2023. 3 2 Refer to Terminology on page 5 for definitions of certain terms used in this release.

Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its first quarter 2024 results today, April 25, 2024 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. First Quarter 2024 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13745544. The telephonic replay will be available until May 2, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of March 31, 2024, our total assets were $8.1 billion, total net loans were $4.4 billion, and total deposits were $7.3 billion. Additionally, as of March 31, 2024, our trust business held $35.0 billion in assets under custody and $13.9 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for March 31, 2024 versus certain periods in 2024 and 2023 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. 4

Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. We believe the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions. We believe the most directly comparable GAAP financial measure is total non- interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. We believe the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. We believe the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, preferred stock, goodwill and core deposit intangibles. We believe that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. We believe the most directly comparable GAAP financial measure is total investment securities. 5

Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (i) uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; (iv) changes in our deposits, including an increase in uninsured deposits; (v) unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; (vi) continued fluctuation of the interest rate environment, including changes in net interest margin or changes that affect the yield curve on investments; (vii) potential deterioration in real estate collateral values; (viii) changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation in the aftermath of recent bank failures; (ix) the outcome of legal or regulatory proceedings that may be instituted against us; (x) our inability to maintain the historical growth rate of the loan portfolio; (xi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (xiii) any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; (xiv) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (xv) increased competition for experienced members of the workforce including executives in the banking industry; (xvi) a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xvii) increased regulatory scrutiny and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; (xviii) a downgrade in our credit rating; (xix) increased political opposition to Environmental, Social and Governance (“ESG”) practices and Diversity, Equity and Inclusion (“DEI”) practices; (xx) physical and transitional risks related to climate change as they impact our business and the businesses that we finance; and (xxi) future repurchase of our shares through our common stock repurchase program. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 6

Consolidated Statements of Income (unaudited) March 31, December 31, March 31, ($ in thousands) 2024 2023 2023 INTEREST AND DIVIDEND INCOME Loans $ 51,952 $ 51,551 $ 44,806 Securities 42,390 42,014 39,512 Interest-bearing deposits in banks 2,592 2,419 618 Total interest and dividend income 96,934 95,984 84,936 INTEREST EXPENSE Deposits 25,891 25,315 13,835 Borrowed funds 3,006 3,350 3,821 Total interest expense 28,897 28,665 17,656 NET INTEREST INCOME 68,037 67,319 67,280 Provision for credit losses 1,588 3,756 4,958 Net interest income after provision for credit losses 66,449 63,563 62,322 NON-INTEREST INCOME Trust Department fees 3,854 3,562 3,929 Service charges on deposit accounts 6,136 3,102 2,455 Bank-owned life insurance income 609 828 781 Losses on sale of securities (2,774) (2,340) (3,086) Gains on sale of loans, net 47 2 3 Equity method investments income 2,072 3,671 153 Other income 285 581 973 Total non-interest income 10,229 9,406 5,208 NON-INTEREST EXPENSE Compensation and employee benefits 22,273 21,249 22,014 Occupancy and depreciation 2,904 3,421 3,399 Professional fees 2,376 2,426 2,230 Data processing 4,629 4,568 4,549 Office maintenance and depreciation 663 700 728 Amortization of intangible assets 183 222 222 Advertising and promotion 1,219 750 1,587 Federal deposit insurance premiums 1,050 1,000 718 Other expense 2,855 3,416 3,180 Total non-interest expense 38,152 37,752 38,627 Income before income taxes 38,526 35,217 28,903 Income tax expense 11,277 12,522 7,565 Net income $ 27,249 $ 22,695 $ 21,338 Earnings per common share - basic $ 0.89 $ 0.75 $ 0.69 Earnings per common share - diluted $ 0.89 $ 0.74 $ 0.69 Three Months Ended 7

Consolidated Statements of Financial Condition

($ in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Assets	(unaudited)		(unaudited)
Cash and due from banks	$ 3,830	$ 2,856	$ 5,192
Interest-bearing deposits in banks	151,374	87,714	125,705
Total cash and cash equivalents	155,204	90,570	130,897
Securities:			
Available for sale, at fair value			
Traditional securities	1,445,793	1,429,739	1,639,105
Property Assessed Clean Energy ("PACE") assessments	82,258	53,303	—
	1,528,051	1,483,042	1,639,105
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $53, $54, and $58, respectively	616,172	620,232	622,741
PACE assessments, net of allowance for credit losses of $657, $667, and $629, respectively	1,057,790	1,076,602	995,766
	1,673,962	1,696,834	1,618,507
Loans held for sale	2,137	1,817	5,653
Loans receivable, net of deferred loan origination costs	4,423,780	4,411,319	4,198,170
Allowance for credit losses	(64,400)	(65,691)	(67,323)
Loans receivable, net	4,359,380	4,345,628	4,130,847
Resell agreements	131,242	50,000	15,431
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,603	4,389	3,507
Accrued interest receivable	53,436	55,484	40,844
Premises and equipment, net	7,128	7,807	9,250
Bank-owned life insurance	106,137	105,528	105,405
Right-of-use lease asset	19,797	21,074	26,516
Deferred tax asset, net	49,171	56,603	62,504
Goodwill	12,936	12,936	12,936
Intangible assets, net	2,034	2,217	2,883
Equity method investments	14,801	13,024	8,170
Other assets	16,663	25,371	24,001
Total assets	$ 8,136,682	$ 7,972,324	$ 7,836,456
Liabilities			
Deposits	$ 7,305,765	$ 7,011,988	$ 7,041,361
Subordinated debt, net	70,570	70,546	73,737
Other borrowings	69,135	234,381	140,000
Operating leases	27,250	30,646	38,333
Other liabilities	47,024	39,399	23,867
Total liabilities	7,519,744	7,386,960	7,317,298
Stockholders' equity			
Common stock, par value $.01 per share	307	307	307
Additional paid-in capital	287,198	288,232	287,514
Retained earnings	412,190	388,033	330,673
Accumulated other comprehensive loss, net of income taxes	(78,872)	(86,004)	(97,317)
Treasury stock, at cost	(4,018)	(5,337)	(2,152)
Total Amalgamated Financial Corp. stockholders' equity	616,805	585,231	519,025
Noncontrolling interests	133	133	133
Total stockholders' equity	616,938	585,364	519,158
Total liabilities and stockholders' equity	$ 8,136,682	$ 7,972,324	$ 7,836,456

8

Select Financial Data As of and for the Three Months Ended March 31, December 31, March 31, (Shares in thousands) 2024 2023 2023 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.89 $ 0.75 $ 0.69 Diluted 0.89 0.74 0.69 Core net income (non-GAAP) Basic $ 0.84 $ 0.73 $ 0.75 Diluted 0.83 0.72 0.74 Book value per common share (excluding minority interest) $ 20.22 $ 19.23 $ 16.94 Tangible book value per share (non-GAAP) $ 19.73 $ 18.74 $ 16.42 Common shares outstanding, par value $.01 per share(1) 30,510 30,428 30,642 Weighted average common shares outstanding, basic 30,476 30,418 30,706 Weighted average common shares outstanding, diluted 30,737 30,616 30,939 (1) 70,000,000 shares authorized; 30,736,141, 30,736,141, and 30,736,141 shares issued for the periods ended March 31, 2024, December 31, 2023, and March 31, 2023 respectively, and 30,510,393, 30,428,359, and 30,642,299 shares outstanding for the periods ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively. 9

Select Financial Data As of and for the Three Months Ended March 31, December 31, March 31, 2024 2023 2023 Selected Performance Metrics: Return on average assets 1.36% 1.13% 1.11 % Core return on average assets (non-GAAP) 1.27% 1.10% 1.19 % Return on average equity 18.24% 16.23% 17.22 % Core return on average tangible common equity (non-GAAP) 17.59% 16.22% 19.21 % Average equity to average assets 7.44% 6.95% 6.42 % Tangible common equity to tangible assets (non-GAAP) 7.41% 7.16% 6.43 % Loan yield 4.76% 4.68% 4.40 % Securities yield 5.21% 5.21% 4.73 % Deposit cost 1.46% 1.43% 0.81 % Net interest margin 3.49% 3.44% 3.59 % Efficiency ratio (1) 48.75% 49.20% 53.29 % Core efficiency ratio (non-GAAP) 50.40% 49.73% 51.64 % Asset Quality Ratios: Nonaccrual loans to total loans 0.75% 0.75% 0.71 % Nonperforming assets to total assets 0.42% 0.43% 0.49 % Allowance for credit losses on loans to nonaccrual loans 195.04% 197.97% 224.74 % Allowance for credit losses on loans to total loans 1.46% 1.49% 1.60 % Annualized net charge-offs to average loans 0.20% 0.51% 0.25 % Capital Ratios: Tier 1 leverage capital ratio 8.29% 8.07% 7.50 % Tier 1 risk-based capital ratio 13.68% 12.98% 12.23 % Total risk-based capital ratio 16.35% 15.64% 15.00 % Common equity tier 1 capital ratio 13.68% 12.98% 12.23% (1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income 10 amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At March 31, 2024		At December 31, 2023		At March 31, 2023	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,014,084	22.9%	$ 1,010,998	22.9%	$ 923,853	22.0%
Multifamily	1,175,467	26.6%	1,148,120	26.1%	1,062,826	25.3%
Commercial real estate	353,598	8.0%	353,432	8.0%	327,477	7.8%
Construction and land development	23,266	0.5%	23,626	0.5%	37,828	0.9%
Total commercial portfolio	2,566,415	58.0%	2,536,176	57.5%	2,351,984	56.0%
Retail portfolio:						
Residential real estate lending	1,419,321	32.1%	1,425,596	32.3%	1,390,135	33.1%
Consumer solar	398,501	9.0%	408,260	9.3%	410,726	9.8%
Consumer and other	39,543	0.9%	41,287	0.9%	45,325	1.1%
Total retail portfolio	1,857,365	42.0%	1,875,143	42.5%	1,846,186	44.0%
Total loans held for investment	4,423,780	100.0%	4,411,319	100.0%	4,198,170	100.0%
Allowance for credit losses	(64,400)		(65,691)		(67,323)	
Loans receivable, net	$ 4,359,380		$ 4,345,628		$ 4,130,847	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	82,258	7.2%	53,303	4.7%	—	—%
Held-to-maturity, at amortized cost						
Commercial PACE assessments	256,661	22.5%	258,306	22.8%	262,398	26.3%
Residential PACE assessments	801,786	70.3%	818,963	72.5%	733,997	73.7%
	1,058,447	92.8%	1,077,269	95.3%	996,395	100.0%
Total PACE assessments	1,140,705	100.0%	1,130,572	100.0%	996,395	100.0%
Allowance for credit losses	(657)		(667)		(629)	
Total PACE assessments, net	$ 1,140,048		$ 1,129,905		$ 995,766	
Loans receivable, net and total PACE assessments, net as a % of Deposits	75.3%		78.1%		72.8%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	77.0%		80.9%		79.5%	

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Net Interest Income Analysis

(In thousands)	Three Months Ended								
	March 31, 2024			December 31, 2023			March 31, 2023		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 205,369	$ 2,592	5.08%	$ 190,994	$ 2,419	5.02%	$ 90,962	$ 618	2.76%
Securities[1]	3,170,356	41,064	5.21%	3,175,784	41,741	5.21%	3,361,750	39,193	4.73%
Resell agreements	79,011	1,326	6.75%	16,848	273	6.43%	18,644	319	6.94%
Loans receivable, net[2]	4,390,489	51,952	4.76%	4,370,946	51,551	4.68%	4,129,460	44,806	4.40%
Total interest-earning assets	7,845,225	96,934	4.97%	7,754,572	95,984	4.91%	7,600,816	84,936	4.53%
Non-interest-earning assets:									
Cash and due from banks	5,068			5,357			4,015		
Other assets	226,270			220,580			217,020		
Total assets	$ 8,076,563			$ 7,980,509			$ 7,821,851		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 3,591,551	$ 21,872	2.45%	$ 3,629,658	$ 19,808	2.17%	$ 3,091,228	$ 9,555	1.25%
Time deposits	188,045	1,576	3.37%	183,225	1,423	3.08%	149,814	297	0.80%
Brokered CDs	190,240	2,443	5.16%	309,378	4,084	5.24%	367,684	3,983	4.39%
Total interest-bearing deposits	3,969,836	25,891	2.62%	4,122,261	25,315	2.44%	3,608,726	13,835	1.55%
Other borrowings	288,093	3,006	4.20%	304,869	3,350	4.36%	347,878	3,821	4.45%
Total interest-bearing liabilities	4,257,929	28,897	2.73%	4,427,130	28,665	2.57%	3,956,604	17,656	1.81%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,138,238			2,921,961			3,286,964		
Other liabilities	79,637			76,588			75,798		
Total liabilities	7,475,804			7,425,679			7,319,366		
Stockholders' equity	600,759			554,830			502,485		
Total liabilities and stockholders' equity	$ 8,076,563			$ 7,980,509			$ 7,821,851		
Net interest income / interest rate spread		$ 68,037	2.24%		$ 67,319	2.34%		$ 67,280	2.72%
Net interest-earning assets / net interest margin	$ 3,587,296		3.49%	$ 3,327,442		3.44%	$ 3,644,212		3.59%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 6,917,834		1.36%	$ 6,734,844		1.25%	$ 6,528,006		0.61%
Total deposits / total cost of deposits	$ 7,108,074		1.46%	$ 7,044,222		1.43%	$ 6,895,690		0.81%
Total funding / total cost of funds	$ 7,396,167		1.57%	$ 7,349,091		1.55%	$ 7,243,568		0.99%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Includes prepayment penalty interest income in 1Q2024, 4Q2023, and 1Q2023 of $18, $167, and $0, respectively (in thousands).

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Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	March 31, 2024		December 31, 2023		March 31, 2023	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 3,182,047	$ 3,138,238	$ 2,940,398	$ 2,921,961	$ 3,015,558	$ 3,286,964
NOW accounts	200,900	197,659	200,382	191,889	199,518	196,499
Money market deposit accounts	3,222,271	3,051,670	3,100,681	3,090,805	2,702,464	2,514,835
Savings accounts	341,054	342,222	340,860	346,964	371,240	379,894
Time deposits	197,265	188,045	187,457	183,225	157,697	149,814
Brokered CDs	162,228	190,240	242,210	309,378	594,884	367,684
Total deposits	$ 7,305,765	$ 7,108,074	$ 7,011,988	$ 7,044,222	$ 7,041,361	$ 6,895,690
Total deposits excluding Brokered CDs	$ 7,143,537	$ 6,917,834	$ 6,769,778	$ 6,734,844	$ 6,446,477	$ 6,528,006

(In thousands)	Three Months Ended					
	March 31, 2024		December 31, 2023		March 31, 2023	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	1.05 %	1.03 %	0.99 %	1.00 %	0.87 %	0.76 %
Money market deposit accounts	2.96 %	2.67 %	2.89 %	2.35 %	1.32 %	1.36 %
Savings accounts	1.34 %	1.29 %	1.20 %	1.15 %	0.95 %	0.78 %
Time deposits	3.44 %	3.37 %	3.01 %	3.08 %	1.25 %	0.80 %
Brokered CDs	4.99 %	5.16 %	5.09 %	5.24 %	4.52 %	4.37 %
Total deposits	1.60 %	1.46 %	1.62 %	1.43 %	0.99 %	0.81 %
Interest-bearing deposits excluding Brokered CDs	2.75 %	2.50 %	2.65 %	2.21 %	1.25 %	1.23 %

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts as of March 31, 2024.

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Asset Quality (In thousands) March 31, 2024 December 31, 2023 March 31, 2023 Loans 90 days past due and accruing $ — $ — $ 1,299 Nonaccrual loans held for sale 989 989 5,653 Nonaccrual loans - Commercial 24,228 23,189 25,779 Nonaccrual loans - Retail 8,791 9,994 4,177 Nonaccrual securities 31 31 1,835 Total nonperforming assets $ 34,039 $ 34,203 $ 38,743 Nonaccrual loans: Commercial and industrial $ 8,750 $ 7,533 $ 9,521 Multifamily — — 2,710 Commercial real estate 4,354 4,490 4,745 Construction and land development 11,124 11,166 8,803 Total commercial portfolio 24,228 23,189 25,779 Residential real estate lending 4,763 7,218 2,016 Consumer solar 3,852 2,673 2,021 Consumer and other 176 103 140 Total retail portfolio 8,791 9,994 4,177 Total nonaccrual loans $ 33,019 $ 33,183 $ 29,956 Nonaccrual loans to total loans 0.75% 0.75% 0.71 % Nonperforming assets to total assets 0.42% 0.43% 0.49 % Allowance for credit losses on loans to nonaccrual loans 195.04% 197.97% 224.74 % Allowance for credit losses on loans to total loans 1.46% 1.49% 1.60 % Annualized net charge-offs (recoveries) to average loans 0.20% 0.51% 0.25% 14

Credit Quality

($ in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Criticized and classified loans			
Commercial and industrial	$ 62,242	$ 69,843	$ 35,823
Multifamily	10,274	10,306	18,710
Commercial real estate	8,475	8,637	35,121
Construction and land development	11,124	11,166	16,426
Residential real estate lending	4,763	7,218	2,016
Consumer solar	3,785	2,673	2,021
Consumer and other	243	103	140
Total loans	$ 100,906	$ 109,946	$ 110,257
Criticized and classified loans to total loans			
Commercial and industrial	1.41 %	1.58 %	0.85 %
Multifamily	0.23 %	0.23 %	0.45 %
Commercial real estate	0.19 %	0.20 %	0.84 %
Construction and land development	0.25 %	0.25 %	0.39 %
Residential real estate lending	0.11 %	0.16 %	0.05 %
Consumer solar	0.09 %	0.06 %	0.05 %
Consumer and other	0.01 %	0.00 %	0.00 %
Total loans	2.29 %	2.48 %	2.63 %

	March 31, 2024		December 31, 2023		March 31, 2023	
	Annualized net charge-offs to average loans	ACL to total portfolio balance	Annualized net charge-offs to average loans	ACL to total portfolio balance	Annualized net charge-offs to average loans	ACL to total portfolio balance
Commercial and industrial	0.16 %	1.58 %	— %	1.81 %	— %	1.78 %
Multifamily	— %	0.38 %	— %	0.19 %	0.44 %	0.66 %
Commercial real estate	— %	0.40 %	— %	0.36 %	— %	0.75 %
Construction and land development	— %	3.67 %	71.82 %	0.10 %	— %	0.94 %
Residential real estate lending	— %	0.87 %	(0.04)%	0.93 %	(0.05)%	1.07 %
Consumer solar	1.67 %	6.72 %	0.99 %	6.85 %	1.54 %	6.81 %
Consumer and other	0.86 %	6.36 %	0.05 %	6.48 %	1.22 %	5.90 %
Total loans	0.20 %	1.46 %	0.51 %	1.49 %	0.25 %	1.60 %

15

amalgamated FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

		As of and for the Three Months Ended	
(in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Core operating revenue			
Net Interest income (GAAP)	$ 68,037	$ 67,319	$ 67,280
Non-interest income	10,229	9,406	5,208
Add: Securities loss	2,774	2,340	3,086
Less: ICS One-Way Sell Fee Income(1)	(2,903)	—	—
Less: Subdebt repurchase gain(2)	—	—	(780)
Less: Tax credits on solar investments(3)	(1,808)	(3,251)	—
Core operating revenue (non-GAAP)	76,329	75,814	74,794
Core non-interest expense			
Non-interest expense (GAAP)	$ 38,152	$ 37,752	$ 38,627
Add: Gain on settlement of lease termination(4)	499	—	—
Less: Severance costs(5)	(184)	(47)	—
Core non-interest expense (non-GAAP)	38,467	37,705	38,627
Core net income			
Net Income (GAAP)	$ 27,249	$ 22,695	$ 21,338
Add: Securities loss	2,774	2,340	3,086
Less: ICS One-Way Sell Fee Income(1)	(2,903)	—	—
Less: Gain on settlement of lease termination(4)	(499)	—	—
Less: Subdebt repurchase gain(2)	—	—	(780)
Add: Severance costs(5)	184	47	—
Less: Tax credits on solar investments(3)	(1,808)	(3,251)	—
Less: Tax on notable items	607	227	(604)
Core net income (non-GAAP)	25,604	22,058	23,040
Tangible common equity			
Stockholders' equity (GAAP)	$ 616,938	$ 585,364	$ 519,158
Less: Minority interest	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,034)	(2,217)	(2,883)
Tangible common equity (non-GAAP)	601,835	570,078	503,206
Average tangible common equity			
Average stockholders' equity (GAAP)	$ 600,759	$ 554,830	$ 502,485
Less: Minority interest	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,123)	(2,325)	(2,991)
Average tangible common equity (non-GAAP)	585,567	539,436	486,425
Core return on average assets			
Denominator: Total average assets (GAAP)	$ 8,076,563	$ 7,980,509	$ 7,821,851
Core return on average assets (non-GAAP)	1.28%	1.10%	1.19%
Core return on average tangible common equity			
Denominator: Average tangible common equity	$ 585,567	$ 539,436	$ 486,425
Core return on average tangible common equity (non-GAAP)	17.59%	16.22%	19.21%
Core efficiency ratio			
Numerator: Core non-interest expense (non-GAAP)	$ 38,467	$ 37,705	$ 38,627
Core efficiency ratio (non-GAAP)	50.40%	49.73%	51.64%

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income

16